Exhibit 23.2

LBB & ASSOCIATES LTD., LLP  * * * CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated December 10, 2010, in this Registration Statement on Form S-I of Press Ventures, Inc., for the registration of shares of its common stock. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/ LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP
Houston, Texas
December 15, 2010

2500 WILCREST DRIVE, SUITE 150  *  HOUSTON, TEXAS 77042  *  TEL: (713) 877-9944  *  FAX: (713) 456-2408